UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2012

CERES, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-35421	33-0727287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1535 Rancho Conejo Boulevard Thousand Oaks, CA		91320
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 376-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 11, 2012, Richard Flavell, Ph.D. retired from his position as Chief Scientific Officer and an executive officer of Ceres, Inc. (the “Company”) and the Company announced his new role as Chief Scientific Advisor to the Company. In this new role, Dr. Flavell will serve as an exclusive consultant to the Company in the field of commercial bioenergy crops. Dr. Flavell will continue to serve on the board of directors of the Company.

On October 11, 2012, the Company entered into an exclusive consultancy agreement (the “Consultancy Agreement”) with Dr. Flavell. Pursuant to the terms of the Consultancy Agreement, Dr. Flavell will earn $2,000 per day for 20 to 25 days of service per year, and he agrees not to provide services to any other party in the field of commercial, for profit bioenergy crop activities. The Consultancy Agreement has an initial term of one year, effective October 11, 2012, with an automatic renewal for an undetermined amount of time, subject to termination by either of the parties by giving six months’ notice.

In addition to the fees earned under the Consultancy Agreement, Dr. Flavell will also receive compensation consistent with the other non-employee directors of the Company. Such compensation currently includes an annual retainer of $30,000 and an annual stock option grant to purchase 5,833 shares of common stock of the Company. In connection with his retirement, Dr. Flavell’s employment agreement, which was previously filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on September 16, 2011, has been terminated. The Company has agreed to waive the 90 day notice period under the employment agreement and Dr. Flavell’s retirement will be effective immediately.

Item 7.01 Regulation FD Disclosure.

On October 11, 2012, the Company issued a press release announcing Dr. Flavell’s transition from Chief Scientific Officer to Chief Scientific Advisor of the Company. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release announcing transition of Dr. Flavell to Chief Scientific Advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERES, INC.

Date: October 11, 2012	By:	/S/ PAUL KUC
Name: Paul Kuc
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing transition of Dr. Flavell to Chief Scientific Advisor.